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                                                                    Exhibit 10.2

                                AMENDMENT NO. 1
                                       TO
                            ASSET PURCHASE AGREEMENT


        THIS AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT (this "Amendment") is entered into as of March 22, 2001, among The Basketball Club of Seattle, LLC, a Washington limited liability company ("Buyer"), The Ackerley Group, Inc., a Delaware corporation ("Ackerley"), Ackerley Media Group, Inc. (formerly AK Media Group, Inc.), a Washington corporation ("AK Media"), SSI, Inc., a Washington corporation ("SSI") and T.C. Aviation, Inc., an Oregon corporation ("T.C. Aviation") (Ackerley, AK Media, SSI and T.C. Aviation, collectively, the "Sellers") and Full House Sports & Entertainment, Inc., a Washington corporation ("Full House").

                                   BACKGROUND

        A. Buyer and the Sellers are parties to that certain Asset Purchase Agreement dated as of January 11, 2001 (the "Agreement"), pursuant to which Buyer will buy from the Sellers certain assets more particularly described therein. The Closing of the Agreement is contingent upon certain conditions occurring by the Closing date. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

        B. Section 8.1(b) provides that either Buyer or the Sellers may terminate the Agreement by written notice if the Closing has not occurred by March 31, 2001 (the "Termination Time").

        C. Buyer and Sellers wish to extend the Termination Time to allow more time for the closing conditions to occur and to amend the Agreement to reflect the change.

        D. Buyer and Sellers wish to provide that accounts receivable related to the operation of the Teams and arising prior to the Closing Date shall be assigned to Buyer and that accounts payable related to the operation of the Teams and arising prior to the Closing Date shall be assumed by Buyer, in each case as more particularly provided for herein.

        E. Buyer and Sellers wish to provide for the resolution of certain potential instances of noncompliance with NBA rules and regulations regarding camera placement.

        F. Buyer and Sellers wish to add Full House as a party to the Agreement, and Full House wishes to become a party to the Agreement.

        NOW, THEREFORE, the parties hereto agree as follows:

        1. Amendment to Section 8.1(b) of the Agreement. Section 8.1(b) of the Agreement is hereby deleted and replaced in its entirety with the following:

                      "(b) Buyer or Sellers may terminate this Agreement by
               written notice if: (i) the Closing has not occurred by April 2, 2001; provided, however, that the right to terminate this Agreement under this Section 8.1(b)(i) shall not be

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               available to any Party whose action or failure to act has been a principal cause of or resulted in the failure of the Closing to occur on or before such date and such action or failure to act constitutes a breach of this Agreement; (ii) there shall be a final nonappealable order of a court of competent jurisdiction in effect preventing consummation of the transactions contemplated by this Agreement or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the transactions contemplated by this Agreement by any Governmental Body that would make consummation of the transactions contemplated by this Agreement illegal;"

        2. Buyer Assumption of Basketball Related Accounts Payable.

               a. Section 1.2(a) of the Agreement is hereby amended to provide that Buyer shall assume the obligation to pay all Basketball Payables (as defined below).

               b. Sellers and Buyer agree that, notwithstanding Section 2(a) of this Amendment and the provisions of Section 7.3(a)(ii) of the Agreement, Buyer shall not be obligated under Section 7.3(a)(ii) of the Agreement or otherwise to indemnify any Seller Indemnified Persons for any Basketball Payables.

               c. Sellers agree, jointly and severally, to reimburse Buyer for the amount of any Basketball Payables paid by Buyer (unless Sellers have earlier paid such amount pursuant to Section 2(d) below). Sellers shall be obligated to make such payment not later than fifteen (15) days after receiving written notice of Seller's payment of a Basketball Payable.

               d. Sellers agree, jointly and severally, to pay the amount of any Basketball Payables within fifteen (15) days of Buyer's request for such payment; provided that such Basketball Payables would have become due and payable within thirty (30) days of Buyer's notice to Sellers.

               e. Sellers agree that any failure by Sellers to pay to Buyer any amounts owing to Buyer pursuant to Sections 2(c) and 2(d) above shall be deemed a Loss suffered by Buyer for which Sellers shall, pursuant to Section 7.2(a)(i) of the Agreement, indemnify Buyer; provided that such indemnification obligation shall not be subject to the Basket Amount and Seller Cap of Section 7.2(a)(ii) of the Agreement.

               f. "BASKETBALL PAYABLES" shall mean all accounts payable of Sellers (or any of them) that (i) have arisen prior to the Closing, (ii) relate directly to the operation of the Teams and (iii) are not within the definition of Assumed Obligations prior to giving effect to this Amendment.

        3. Seller Assignment of Basketball Related Accounts Receivable.

               a. Section 1.1(c)(ii) of the Agreement is hereby amended to provide that the term "Excluded Assets" shall not include Basketball Receivables (as defined below).

               b. Section 5.3 of the Agreement is hereby amended to provide that the term "Sellers' Receivables" shall not include Basketball Receivables.


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               c. Buyer agrees to pay to Sellers the amount of any Basketball
Receivables collected by Buyer. Buyer shall be obligated to make such payment as soon as practicable following Buyer's receipt of payment of a Basketball Receivable; provided, that in the event a Basketball Receivable is paid to Buyer by check, Buyer shall not be obligated to pay such amount to Sellers until as soon as practicable following final payment of such check by the payor bank of such check. Buyer agrees to use the same reasonable best efforts to collect Basketball Receivables as it employs in its own collection efforts.

               d. Buyer agrees that any amount that Buyer is obligated to pay Sellers under Section 3(c) above, to the extent it is not paid pursuant to the terms of such Section, shall be deemed a Loss suffered by Buyer for which Buyer shall, pursuant to Section 7.3(a) of the Agreement, indemnify Sellers; provided that such indemnification obligation shall not be subject to the basket cap limitations of Section 7.3(b) of the Agreement.

               e. "BASKETBALL RECEIVABLES" shall mean all accounts receivable of Sellers (or any of them) prior to the Closing that (i) relate directly to the operation of the Teams and (ii) are included in Schedule 5.3 to the Agreement prior to giving effect to this Amendment.

        4. Key Arena Compliance.

               a. On March 1, 2001, Buyer sent Sellers a letter claiming, among other things, that Seller was in breach of their representation and warranty set forth in Section 2.8 of the Purchase Agreement, which provides that "To Seller's knowledge, Sellers are in material compliance with all applicable ... rules and regulations of the Associations relating to or affecting the Businesses or the Purchased Assets." Buyer alleged that Sellers were not in compliance with Rule VII (A)(8)(e)(1)(a) of the National Basketball Association ("NBA") Operations Manual concerning the placement of television cameras in the Key Arena. Sellers have denied and continue to deny that said representation and warranty was false. In the event that the NBA agrees in writing with Buyer that the placement in Suite No. 38 or 39 of Key Arena of the so-called "center court" television cameras satisfies the NBA requirement that beginning with the 2001-2002 NBA Season such cameras must be relocated to a location that complies with the NBA rules and regulations regarding camera location:

                      (1) Buyer stipulates that the notice of March 1, 2001 shall be withdrawn and shall be of no effect;

                      (2) Sellers agree that they shall, effective upon the Closing, transfer to Buyer any and all of Sellers' rights to use or license Suites Nos. 38 and 39, and Sellers shall execute any document or instrument of assignment as Buyer shall reasonably request in order to effect such assignment; and

                      (3) Sellers and Buyer agree that Sellers shall have the right to license a single Open Suite (as defined below) in Key Arena mutually agreed upon by Sellers and Buyer (the "SELLERS SUITE") for a period equal to the Remaining Suite 39 Period (as defined below) on terms under which such suite could be licensed to unrelated third parties and Sellers shall enter into Buyer's standard form of suite license agreement with respect to the Sellers Suite. "OPEN SUITE"


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shall mean a suite in Key Arena that is not at such time governed by an effective suite license agreement or otherwise being licensed by any party, but shall not include any suite that is an "owner's suite." "REMAINING SUITE 39 PERIOD" shall mean the remaining term of the suite license agreement governing the license of Suite No. 39 as of the date of the Agreement.

        5. Exclusive Radio Broadcast Agreement. On March 1, 2001, Buyer sent Sellers a letter claiming, among other things, that Sellers were in breach of their representation and warranty set forth in Section 2.12(b) of the Purchase Agreement, which provides that "Any agreement, pursuant to the Businesses that is between any Seller and other Seller or Affiliate of a Seller has material terms that are not materally more or less favorable to the Businesses than terms that would have been obtained as a result of `arms length' bargaining between unrelated parties." Buyer alleged that the contract to be assumed by Buyer as part of the acquisition between KJR Radio and Full House Sports and Entertainment violated the referenced representation and warranty. Sellers have denied and continue to deny that said representation and warranty was false. Buyer stipulates that the notice of March 1, 2001 described in this Section 5 is hereby withdrawn and of no effect.

        6. Amendment of Schedule 1.1(b)(v) to the Agreement (Assumed Contracts). Buyer and the Sellers agree that Schedule 1.1(b)(v) to the Agreement is hereby amended to remove the following agreements:

               a. Exclusive Radio Broadcast Clearance & Carriage Agreement (KJR-AM Agreement) between KJR-AM and Full House Sports and Entertainment

               b. The following, and any other, agreements relating to the
Aircraft:


                  AGREEMENT                    PARTIES                      DATE
           ------------------------ ------------------------------- ---------------------
           Aviation Hull &          With United States Aircraft
           Liability insurance      Insurance Group and American
           policies                 Home Assurance Company
           ------------------------ ------------------------------- ---------------------
           Aircraft Lease           TC Aviation, Inc. and AK
                                    Media Group, Inc.
           ------------------------ ------------------------------- ---------------------
           Boeing 727 Debt
           Agreements
           ------------------------ ------------------------------- ---------------------
           Security Agreement       Between Keycorp Leasing, The    Dated as of
                                    Ackerley Group, and TC          February 13, 1998
                                    Aviation, Inc.
           ------------------------ ------------------------------- ---------------------
           Aircraft Addendum        Between Keycorp Leasing, The    Dated as of
                                    Ackerley Group, and TC          February 13, 1998
                                    Aviation, Inc.
           ------------------------ ------------------------------- ---------------------
           Assumption Agreement     Between Keycorp Leasing, The    Dated as of
                                    Ackerley Group, and TC          February 13, 1998
                                    Aviation, Inc.
           ------------------------ ------------------------------- ---------------------
           Amendment to Security    Between Keycorp Leasing, The    Dated as of
           Agreement                Ackerley Group, and TC          February 13, 1998
                                    Aviation, Inc.
           ------------------------ ------------------------------- ---------------------


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
           ------------------------ ------------------------------- ---------------------
           Borrower                 By TC Aviation, Inc.            Dated as of
           Acknowledgement                                          February 13, 1998
           (Certificate of
           Acceptance)
           ------------------------ ------------------------------- ---------------------
           Promissory Note No. 1    Between Keycorp Leasing, The    Dated as of
           (Purchase)               Ackerley Group, and TC          February 13, 1998
                                    Aviation, Inc.
           ------------------------ ------------------------------- ---------------------
           Promissory Note No. 2    Between Keycorp Leasing, The    Dated as of
           (Upgrade)                Ackerley Group, and TC          February 13, 1998
                                    Aviation, Inc.
           ------------------------ ------------------------------- ---------------------
           Amendment to             Between Keycorp Leasing, The    Dated as of October
           Promissory Note No. 2    Ackerley Group, and TC          30, 1998
           (Upgrade)                Aviation, Inc.
           ------------------------ ------------------------------- ---------------------
           Third Amendment to       Between Keycorp Leasing, The    Dated as of
           Promissory Note 2.       Ackerley Group, and TC          December  1998
                                    Aviation, Inc.
           ------------------------ ------------------------------- ---------------------


        7. Removal of Aircraft-related Provisions. The closing conditions in Sections 6.1 and 6.2 of the Agreement are hereby amended to remove the closing conditions relating to the Aircraft Purchase Agreement and the Aircraft Transition Lease.


        8. Addition of Full House Sports and Entertainment as a Party. The Parties agree that Full House shall be a party to the Agreement as amended by this Amendment and included in the definition of "Sellers" thereunder, the same as if Full House had executed the Agreement on the original date of execution of the Agreement.

        9. Removal of T.C. Aviation as a Party. The Parties agree that T.C. Aviation shall be removed as a party to the Agreement as amended by this Amendment and shall not be included in the definition of "Sellers" thereunder.

        10. Governing Law; Counterparts. The internal laws of the State of Washington (irrespective of its choice of law principles) will govern the validity of this Amendment, and this Amendment may be executed in counterparts each of which shall be deemed an original and all of which shall constitute one instrument.

        11. No Other Modifications. Except as otherwise expressly set forth in this Amendment, the Agreement shall remain in full force and effect without any modification thereto. This Amendment shall be deemed a part of the Agreement for all purposes.

               [THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]



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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.



BUYER:                                  THE BASKETBALL CLUB OF SEATTLE, LLC


                                        By: /s/ Howard Schultz
                                           ------------------------------------
                                        Name:  Howard Schultz
                                        Title: Chairman of the Board


                                        By: /s/ Walter F. Walker
                                           ------------------------------------
                                        Name:  Walter F. Walker
                                        Title: Chief Executive Officer


SELLERS:



THE ACKERLEY GROUP, INC.                ACKERLEY MEDIA GROUP, INC.

By:    /s/ Denis Curley                By:     /s/ Denis Curley
       ---------------------------             -------------------------------

Name:  Denis Curley                     Name:  Denis Curley
       ---------------------------             -------------------------------

Title: Co-President                     Title: Co-President
       ---------------------------             -------------------------------


FULL HOUSE SPORTS & ENTERTAINMENT, INC.

By:    /s/ Denis Curley
       ---------------------------

Name:  Denis Curley
       ---------------------------

Title: Co-President
       ---------------------------




                 [AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT]